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                                                                   EXHIBIT 10.33


                               PURCHASE AGREEMENT


         This Agreement is made and entered into as of October 22, 1996, by and between Norwest Equity Partners IV, a Minnesota limited partnership ("Seller") and PeopleSoft, Inc., a Delaware corporation ("Purchaser") with respect to Seller's limited partnership interest in PeopleMan, L.P. (the "Partnership") and Seller's shares of PeopleMan, Inc., a Delaware corporation (the "Corporation").

         WHEREAS, immediately prior to the sale of its limited Partnership interest in the Partnership, Seller shall receive a distribution from the Partnership of shares of common stock of Purchaser with a value of $4,000,000 based on the closing trading price of such shares on October 22, 1996 (the "Distribution Shares");

         WHEREAS, Seller wishes to transfer its entire remaining limited partnership interest in the Partnership and all of its capital stock of the Corporation to Purchaser: and

         WHEREAS, Purchaser wishes to acquire such interests on the terms set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements, covenants and conditions contained herein, and other good and valuable consideration, Seller and Purchaser agree as follows:

         1. In exchange for the consideration described in paragraph 3, Seller hereby conveys, assigns and transfers to Purchaser, all of Seller's limited partnership interest in the Partnership ("the Purchased Interest"), and Purchaser hereby accepts the Purchased Interest and assumes all of Seller's obligations and duties with respect to such Purchased Interest. By virtue of the preceding sentence, Seller intends to, and does hereby, transfer to Purchaser its entire interest in the Purchased Interest, including, without limitation, its capital account balance and all rights of Seller to receive a return of capital contributions or distributions of profit made on or after the date of this Agreement with respect to the Purchased Interest, whether or not such profit distributions related to profit that was realized by the Partnership prior to the date of this Agreement (but excluding the Distribution Shares which shall be made to Seller immediately prior to the sale of the Purchased Interest).

         2. In exchange for the consideration designated in paragraph 4, Seller hereby conveys, assigns and transfers to Purchaser Seller's 4,950 shares of common stock of the Corporation (the "PeopleMan Shares") and Purchaser hereby accepts the PeopleMan Shares.

         3. In exchange for the Purchased Interest, Purchaser agrees to deliver to Seller upon execution of this Agreement the number of shares of Purchaser's common stock equal to $10,282,264 divided by the closing trading price of the Purchaser's common stock on October 22, l996.

         4. In exchange for the PeopleMan Shares, Purchaser agrees to deliver to Seller upon execution of this Agreement that number of shares of Purchaser's common stock equal to $144,265 divided by the closing trading price of Purchaser's common stock on October 22, 1996. The shares of Purchaser's common stock deliverable under paragraphs 3 and 4 of this Agreement are hereinafter referred to as the "PeopleSoft Shares."

         5.      Seller hereby represents and warrants to Purchaser as follows:


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                 a.       Each of the Purchased Interest and the PeopleMan
Shares is owned beneficially and of record by Seller, free and clear of all liens, encumbrances, security interests, options and claims of any kind.

                 b. Seller has the power and authority to enter into this Agreement and the execution, delivery and performance of this Agreement has been duly authorized by all necessary action.

                 c. Seller understands that the PeopleSoft Shares have not been registered under the Securities Act of 1933. Seller also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Seller's representations contained in this Agreement.

                 d. Seller has substantial experience in evaluating and investing in securities in companies similar to Purchaser so that it is capable of evaluating the merits and risks of its investment in Purchaser and has the capacity to protect its own interests. Seller must bear the economic risk of this investment indefinitely unless the PeopleSoft Shares are registered pursuant to the Securities Act of 1933, or an exemption from registration is available. Seller also understands that there is no assurance that any exemption from registration under the Securities Act of 1933 will be available and that, even if available, such exemption may not allow Seller to transfer all or any portion of the PeopleSoft Shares under the circumstances, in the amounts or at the times Seller might propose.

                 e. Seller is acquiring the PeopleSoft Shares for Purchaser's own account for investment only, and not with a view towards distribution.

                 f. Seller represents that by reason of its, or of its management's business or financial experience, Seller has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement.

         6. Purchaser hereby represents and warrants to Seller that Purchaser as follows:

                 a. Purchaser has delivered to Seller accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Purchaser with the Securities and Exchange Commission (the "SEC") between January 1, 1996 and the date of this Agreement (the "Purchaser SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing:
(i) each of the Purchaser SEC Documents compiled in all material respects with the applicable requirements of the Securities Act of 1933 or the Securities Exchange Act of 1934 (as the case may be); and (ii) none of the Purchaser SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 b. The consolidated financial statements contained in the Purchaser SEC Documents: (i) compiled as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present the consolidated financial position of Purchaser and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Purchaser and its subsidiaries for the periods covered thereby.





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                 c.       Purchaser has the absolute and unrestricted right,
power and authority to perform its obligations under this Agreement and under the Registration Rights Agreement; and the execution, delivery and performance by Purchaser of this Agreement (including the issuance of the PeopleSoft Shares as contemplated by this Agreement) have been duly authorized by all necessary action on the part of Purchaser and the Partnership. This Agreement constitutes the legal, valid and biding obligation of Purchaser, enforceable against it in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         7. Concurrently with the execution of this Agreement, Purchaser and Seller shall execute and deliver the Registration Rights Agreement covering the PeopleSoft Shares in the form attached hereto as Exhibit A.

         8. This Agreement may be executed in more than one counterpart with the same effect as if the parties executing the several counterparts had all executed one counterpart.

         9. This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to agreements among the residents of such state made and to be performed entirely within such state.

         10. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby.

         11. Except as otherwise expressly provided herein, the provisions hereof shall inure the benefit of, and be binding upon, the successors. assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the PeopleSoft Shares from time to time.

         12. This Agreement, the Registration Rights Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

         13. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Registration Rights Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on Purchaser's part of any breach, default or noncompliance under this Agreement or the Registration Rights Agreement or any waiver on such party's part of any provisions or conditions of the Agreement or the Registration Rights Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement and the Registration Rights Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

         14. Purchaser shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement. The Purchaser shall reimburse the reasonable fees of and expenses of counsel for the Purchaser and shall reimburse such counsel for reasonable



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expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement.


         15. In the event that any dispute among the parties to this Agreement shall result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

SELLER:                                        PURCHASER:

Norwest Equity Partners IV, L.P.               PeopleSoft, Inc.


By:      ITNCA Partners
         its general partner


By:      ____________________________          By:_____________________________
         George J. Still, Jr.                              Authorized Officer
         general partner





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